Exhibit (4)(b)(xviv)
                                                 --------------------


                             This instrument was prepared by


                             /s/ George W. Patrick
                             --------------------------------
                                   George W. Patrick, Esquire



                                    MORTGAGE

         ------------------------------------------------------------

                            SOUTH JERSEY GAS COMPANY

                                       TO

                             THE BANK OF NEW YORK,
                                          Trustee

                        ------------------------------

                      TWENTY-FIRST SUPPLEMENTAL INDENTURE

                           Dated as of March 1, 1997

                         ------------------------------

              Providing for the Issuance of First Mortgage Bonds,
                             7.70% Series due 2027

                                      and

          Further Supplementing and Amending the Indenture of Mortgage
                             Dated October 1, 1947

                         ------------------------------

         (This Instrument Contains After-Acquired Property Provisions)

         ------------------------------------------------------------


        THIS TWENTY-FIRST SUPPLEMENTAL INDENTURE dated as of March 1, 1997 between SOUTH JERSEY GAS COMPANY, a New Jersey corporation, with principal offices at Number One South Jersey
Plaza, Route 54, Folsom, New Jersey 08037, party of the first part, hereinafter called the "Company," and The Bank of New York (successor trustee to Guarantee Bank), a New York banking corporation with a corporate trust office at 385 Rifle Camp
Road, West Paterson, New Jersey 07424, party of the second part, hereinafter called "Trustee," as Trustee under the Indenture of Mortgage hereinafter mentioned, Witnesseth that:

        Whereas, the Company has heretofore duly executed, acknowledged and delivered to Guarantee Bank and Trust Company (name later changed to Guarantee Bank), as Trustee, a certain Indenture of Mortgage dated October 1, 1947 (hereinafter called the "Original
Indenture") to provide for the issuance of, and to secure, its First Mortgage Bonds (the "Bonds"), issuable in series and without limit as to aggregate principal amount (except as provided under Article III of the Original Indenture), and by the Original Indenture granted and conveyed unto the Trustee, upon the trusts and for the uses and purposes therein specifically set forth, certain real estate, franchises and other property therein described or which might be thereafter acquired by it, to secure the payment of the principal of and interest on the Bonds from time to time issued thereunder, and pursuant to which the Company provided for the creation of an initial series of First Mortgage Bonds designated as "South
Jersey Gas Company First Mortgage Bonds, 4 1/8% Series due 1977"
(herein and in the Original Indenture sometimes called the "Bonds of the Initial Series"); and

        Whereas, the Original Indenture provides that Bonds may be issued thereunder from time to time and in one or more series, upon conditions therein fully provided, the Bonds of each series to be substantially in the forms therein recited for the Bonds of the Initial Series but with such omissions, variations and insertions as are authorized or permitted by the Original Indenture and determined and specified by the Board of Directors of the Company; and

        Whereas, the Company has heretofore duly executed, acknowledged and delivered to the Trustee a First Supplemental Indenture dated as of October 1, 1952, a Second Supplemental Indenture dated as of February 1, 1961, a Third Supplemental Indenture dated as of July 1, 1963, a Fourth Supplemental Indenture dated as of August 1, 1966, a Fifth Supplemental Indenture dated as of September 1, 1968, a Sixth Supplemental Indenture dated as of
July 1, 1969. a Seventh Supplemental Indenture dated as of July
1, 1971, an Eighth Supplemental Indenture dated as of June 1,
1973, a Ninth Supplemental Indenture dated as of July 1, 1974, a
Tenth Supplemental Indenture dated as of November 10, 1976, an
Eleventh Supplemental Indenture dated as of December 1, 1979, a
Twelfth Supplemental Indenture dated as of June 1, 1980, a
Thirteenth Supplemental Indenture dated as of August 1, 1981 a
Fourteenth Supplemental Indenture dated as of August 1, 1984, a
Fifteenth Supplemental Indenture dated as of July 1, 1986, a
Sixteenth Supplemental Indenture dated as of April 1, 1988, a
Seventeenth Supplemental Indenture dated of as May 1, 1989, an
Eighteenth Supplemental Indenture dated of March 1, 1990, a
Nineteenth Supplemental Indenture dated as of April 1, 1992 and a Twentieth Supplemental Indenture dated as of June 1, 1993

(hereinafter called, respectively, the "First Supplement," the "Second Supplement," the "Third Supplement," the "Fourth Supplement," the "Fifth Supplement," the "Sixth Supplement," the "Seventh Supplement," the "Eighth Supplement," the "Ninth Supplement," the "Tenth Supplement," the "Eleventh Supplement," the "Twelfth Supplement," the "Thirteenth Supplement," the "Fourteenth Supplement," the "Fifteenth Supplement," the "Sixteenth Supplement," the "Seventeenth Supplement," the "Eighteenth Supplement," the "Nineteenth Supplement" and the "Twentieth Supplement") (the Original Indenture, all such supplemental indentures and the Twenty-First Supplemental Indenture being hereinafter collectively referred to as the "Indenture"), pursuant to which the Company provided for the creation of a second series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 3 7/8% Series due 1977" (herein and in the First Supplement sometimes called the "Bonds of the Second Series"), a third series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 5% Series due 1986" (herein and in the Second Supplement sometimes called the "Bonds of the Third Series"), a fourth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 4 1/2% Series due 1988" (herein and in the Third Supplement sometimes called the "Bonds of the Fourth Series"), a fifth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 5.70% Series due 1991" (herein and in the Fourth Supplement sometimes called the "Bonds of the Fifth Series"), a sixth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 7% Series due 1993" (herein and in the Fifth Supplement sometimes called the "Bonds of the Sixth Series"), a seventh series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 7 7/8% Series due 1994" (herein and in the Sixth Supplement sometimes called the "Bonds of the Seventh Series"), an eighth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 8 1/4% Series due 1996" (herein and in the Seventh Supplement sometimes called the "Bonds of the Eighth Series"), a ninth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 8 1/4% Series due 1998" (herein and in the Eighth Supplement sometimes called the "Bonds of the Ninth Series"), a tenth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 9 1/2% Series due 1989" (herein and in the Ninth Supplement sometimes called the "Bonds of the Tenth Series"), an eleventh series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 8% Series due 1995" (herein and in the Twelfth Supplement sometimes called the "Bonds of the Eleventh Series"), a twelfth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 15 3/4% Series due 1996" (herein and in the Thirteenth Supplement sometimes called the "Bonds of the Twelfth Series"), a thirteenth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 14 3/8% Series due 1996" (herein and in the Fourteenth Supplement sometimes called the "Bonds of the Thirteenth Series"), a fourteenth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 9.20% Series due 1998" (herein and in the Fifteenth Supplement sometimes called the "Bonds of the Fourteenth Series"), a fifteenth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 10 1/4% Series due 2008" (herein and in the Sixteenth Supplement sometimes called the "Bonds of the Fifteenth Series"), a sixteenth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 9% Series due 2010" (herein and in the Eighteenth Supplement sometimes called the "Bonds of the Sixteenth Series"), a seventeenth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 8.19% Series due 2007"

(herein and in the Nineteenth Supplement sometimes called the "Bonds of the Seventeenth Series") and an eighteenth series of Bonds due 2013 (herein and in the Twentieth Supplement sometimes called the "Bonds of the Eighteenth Series"); and

        Whereas, pursuant to the Indenture there have been executed, authenticated and issued, and there are outstanding as of the date of execution hereof by the Company, First Mortgage Bonds of series and in principal amounts as follows:


           Series                      Issued           Now Outstanding
-------------------------------      ----------         ---------------

Bonds of the Initial Series          $4,000,000           -0-

Bonds of the Second Series           $4,500,000           -0-

Bonds of the Third Series            $4,500,000           -0-

Bonds of the Fourth Series           $5,000,000           -0-

Bonds of the Fifth Series            $5,000,000           -0-

Bonds of the Sixth Series            $6,000,000           -0-

Bonds of the Seventh Series          $6,000,000           -0-

Bonds of the Eighth Series           $4,000,000           -0-

Bonds of the Ninth Series            $6,000,000           -0-

Bonds of the Tenth Series            $6,000,000           -0-

Bonds of the Eleventh Series         $1,000,000           -0-

Bonds of the Twelfth Series          $20,000,000          -0-

Bonds of the Thirteenth Series       $10,000,000          -0-

Bonds of the Fourteenth Series       $20,000,000          -0-

Bonds of the Fifteenth Series        $25,000,000          $25,000,000

Bonds of the Sixteenth Series        $35,000,000          $28,437,500

Bonds of the Seventeenth Series      $25,000,000          $25,000,000

Bonds of the Eighteenth Series       $35,000,000          $35,000,000


        ; and

        Whereas, said Bonds of the Fifteenth Series, Bonds of the Sixteenth Series, Bonds of the Seventeenth Series and Bonds of the Eighteenth Series constitute the only Bonds outstanding under the Indenture; and

        Whereas, the Company, by appropriate resolutions adopted by its Board of Directors pursuant to the terms of the Original
Indenture, has duly determined to create a new series of Bonds to be issued under the Indenture, including this Twenty-First
Supplemental Indenture dated as of March 1, 1997 (hereinafter called the "Twenty-First Supplement"), to be designated as "South Jersey Gas Company First Mortgage Bonds, 7.70% Series due
2027 (hereinafter sometimes called the "Bonds of the Nineteenth
Series"), and has duly determined that the terms and form of the Bonds of the Nineteenth Series, which will be fully registered bonds, and the form of the Trustee's Certificate of Authentication to be set forth on the Bonds of the Nineteenth
Series, shall be substantially as follows respectively:

[FORM OF BOND]

THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BY ITS ACCEPTANCE OF THIS BOND, THE HOLDER OF THIS BOND REPRESENTS THAT (1) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" OR A "QUALIFIED INSTITUTIONAL BUYER" AS SUCH TERMS ARE DEFINED UNDER RULE 501(a) AND RULE 144A OF THE SECURITIES ACT, RESPECTIVELY, AND (2) THIS BOND IS BEING ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, EXCEPT IN THE CASE OF RESALES PURSUANT TO RULE 144A OF THE SECURITIES ACT. PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE ORIGINAL ISSUE DATE OF THIS BOND ("SECOND ANNIVERSARY OF ISSUANCE"), NEITHER THIS BOND NOR ANY INTEREST HEREIN MAY BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS SUCH A "QUALIFIED INSTITUTIONAL BUYER" IN A TRANSACTION COMPLYING WITH THE REQUIREMENTS OF RULE 144A, OR (B) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN THE CASE OF EITHER (A) OR (B) ABOVE, UNDER CIRCUMSTANCES WHICH WOULD NOT RESULT IN A VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PROSPECTIVE PURCHASERS ARE HEREBY NOTIFIED THAT THE SELLER OF THIS BOND MAY BE RELYING ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A. THE ISSUER OF THIS BOND HAS AGREED THAT UNTIL THE SECOND ANNIVERSARY OF ISSUANCE IT WILL FURNISH THE HOLDER OF THIS BOND AND PROSPECTIVE PURCHASERS DESIGNATED BY THE HOLDER WITH THE INFORMATION ABOUT THE ISSUER REQUIRED BY RULE 144(d) (4).

UNLESS THIS CERTIFICATE IF PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO SOUTH JERSEY GAS COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


No.                                               $

                            SOUTH JERSEY GAS COMPANY

                   FIRST MORTGAGE BOND, 7.70% SERIES DUE 2027


        South Jersey Gas Company, a New Jersey corporation (hereinafter called the "Company"), for value received, promises to pay on April 1, 2027, to _____________________, or registered assigns, on the surrender hereof, the principal sum of ___________
Dollars, and to pay interest thereon from the date hereof, at the rate of 7.70% per annum (computed on the basis of a 360-day year of twelve 30-day months) until payment of said principal sum, such interest to be payable April 1 and October 1 in each year, commencing October 1, 1997, and to pay on demand interest at the rate of 7.70% per annum (computed on the basis of a 360-day year of twelve 30-day months) on any overdue principal and, to the extent permitted by applicable law, on any overdue interest, from the due date thereof until the obligation of the Company with respect to the payment thereof shall be discharged.

        All payments of principal (which term as used in this Bond includes the Redemption Price below referred to if this Bond is called for redemption) hereof and interest hereon shall be paid at the corporate trust office of the Bank of New York
(hereinafter called the "Trustee"), or its successor as Trustee under the indenture below mentioned, or at such other places as the Company may agree pursuant to Section 2.7 of the Twenty-First Supplement (as hereinafter defined), in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts.

        This Bond is one of an authorized issue of Bonds of the Company, designated as its First Mortgage Bonds, without specified limit as to aggregate authorized principal amount and issuable in one or more series (each of which is hereinafter referred to as a "Series"), all issued or to be issued under and (except in respect of any sinking, replacement, purchase, or other analogous fund provided in said indenture or in any supplement thereto for any one or more particular series of Bonds) equally and ratably secured by an indenture dated October 1, 1947 (hereinafter called the "Original Indenture") between the Company and Guarantee Bank and Trust Company, as predecessor trustee, as supplemented by indentures supplemental thereto, including a Twenty-First Supplemental Indenture dated as of March 1, 1997 (hereinafter called the "Twenty-First Supplement"), duly executed by the Company to the Trustee, to which Original Indenture and all indentures supplemental thereto (herein sometimes collectively called the "Indenture") reference is hereby made for a description of the property mortgaged and pledged and the respective rights of the Company, the Trustee, and the Bondholders in respect thereof, and for a specification of the principal amount of said Bonds from time to time issuable thereunder and the conditions upon which said Bonds may be issued and shall be secured.

        The Bonds of the 7.70% Series due 2027, of which this Bond is one, are of similar tenor hereto, and are limited to the aggregate authorized principal amount of $35,000,000, except as provided in Section 2.11 of the Original Indenture (relating to replacement of mutilated, lost, destroyed or stolen Bonds).

        The Bonds of this Series are entitled to the benefit of the sinking fund provided for in Article II of the Twenty-First
Supplement, and all Bonds of all Series are entitled to the benefit of the replacement fund provided for in the Indenture.

        As more fully provided in the Indenture, the Bonds of this Series are subject to redemption, either as a whole or in part from time to time, on not more than 60 nor less than 30 days' written notice in advance of the date fixed for redemption (a) after February 29, 2012, and subject to any required approval of the Board of Regulatory Commissioners of New Jersey, or any successor agency, at the election of the Company upon payment of an amount equal to the applicable percentage of the principal amount thereof set forth in the tabulation below under the heading "Redemption Price" during the respective periods set forth in said tabulation:



     Twelve Months' Period
       Beginning April 1            Redemption Price
     ---------------------          ----------------
            2012                        102.00%

            2013                        101.60%

            2014                        101.20%

            2015                        100.80%

            2016                        100.40%

            2017-27                     100.00%


together with accrued interest to the date fixed for redemption,
(b) after February 29, 2012 by operation of said sinking fund (as provided in Article II of the Twenty-First Supplement) upon payment of the principal amount thereof together with accrued interest to the date fixed for redemption, (c) through the application of proceeds from the condemnation of property subject to the lien of the Indenture, or proceeds of sale of such property to a governmental body or agency having the power of eminent domain made as the result of the threat (evidenced in writing by such body or agency) of condemnation of such property, but not through the application of funds from any other source, upon payment of the principal amount thereof together with accrued interest to the date fixed for redemption, or (d) by any combination of (a), (b) and (c). Except as set forth in this paragraph, the Bonds of this Series are not subject to redemption.

        On certain defaults by the Company, as provided in the Indenture, the principal of said Bonds may become payable in advance of the expressed maturity thereof.

        Bonds of this Series are issuable in denominations of $100,000 and any integral multiple of $1,000 larger than $100,000, except that such Bonds may be issued in denominations of less than $100,000 when necessary after a partial redemption.

        As more fully provided in the Indenture, any Bonds of this Series, upon payment of the charges specified in the Indenture and upon surrender at the corporate trust office of the Trustee, may be exchanged for an equal aggregate principal amount of Bonds of this Series of any of the authorized denominations.

        As more fully provided in the Indenture, any of the provisions of the Indenture or any Bonds issued pursuant thereto may be altered, amended, or eliminated, or additional provisions added, with the consent of the holders or registered owners (evidenced as in the Indenture provided) of at least 66 2/3% in principal amount of the Bonds issued thereunder and then outstanding, or, if such change pertains only to the Bonds of one or more Series but less than all Series of Bonds outstanding, the holders of registered owners of at least 66 2/3% in principal amount of the then outstanding Bonds of each Series to which such change pertains; provided, however, that none of the provisions of any Bond with respect to the time, terms, manner, or amount of any payment of the principal thereof or interest thereon shall be changed without the consent of the holder or registered owner of such Bond nor shall there be reduced the percentage of Bonds the holders of which are required to consent to the execution of any supplemental indenture.

        No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto, or in any Bond issued under the Indenture or coupon thereby secured or because of any indebtedness thereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule or law, statue or constitutional provision or by the enforcement of any assessment or by any legal equitable proceeding or otherwise, it being expressly agreed and understood that the Indenture and any indenture supplemental thereto, and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company, or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any indenture supplemental thereto, or in any of the Bonds or coupons thereby secured, or implied therefrom.

        The execution by the Trustee, or by its successor in trust under the Indenture, of the Trustee's certificate of authentication set forth hereon is essential to the validity of this Bond.

        This Bond is transferable, but only as provided in the Indenture and on payment of charges therein specified upon surrender hereof, by the registered owner in person or by attorney duly authorized in writing, at the corporate trust office of the Trustee; upon any such transfer a new Bond similar hereto will be issued to the transferee. The Company, the Trustee and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal and the interest on this Bond and for all other purposes; and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

        IN WITNESS WHEREOF, SOUTH JERSEY GAS COMPANY has caused this Bond to be duly executed by the manual or facsimile signatures of its proper officers under its corporate seal or a facsimile thereof.



Dated:  _________, ______


                                       SOUTH JERSEY GAS COMPANY


                                       By: __________________________
                                                            President



[CORPORATE SEAL]

Attest:



______________________________
                     Secretary

[FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

        The within Bond is one of the Bonds of the Series designated therein, which are described or provided for in the within-mentioned Indenture.

                                       The Bank of New York,
                                             Trustee



                                       By ________________________
                                          Authorized Signatory

                                                              ; and


        WHEREAS, the Company deems it advisable and has determined pursuant to the provisions of the Original Indenture, to convey, transfer and assign to the Trustee and to subject to the lien of the Indenture with the same effect as though included in the granting clauses of the Original Indenture certain additional property now owned by the Company; and

        WHEREAS, the execution and delivery of the Twenty-First
Supplement have been duly authorized by the Board of Directors of the Company at a meeting duly called and held according to the law; and

        WHEREAS, all acts and things prescribed by law, by the charter and bylaws of the Company and by the Indenture necessary to make the Bonds of the Nineteenth Series, when executed by the Company and authenticated by the Trustee as in the Indenture provided, valid, binding and legal obligations of the Company, and to make the Twenty-First Supplement a valid, binding and legal instrument in accordance with its terms, have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

        NOW, THEREFORE, THIS TWENTY-FIRST SUPPLEMENT WITNESSETH, that by way of further assurance and in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created, and in order to secure further the payment of the principal of, the premium, if any, and the interest on all Bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance and observance by the Company of the covenants and conditions contained in the Indenture and in said Bonds, the Company has executed and delivered the Twenty-First Supplement, and has granted, bargained, sold, conveyed, aliened, enfeoffed, mortgaged, pledged, released, confirmed, assigned, transferred and set over, and by these presents does grant, bargain, sell, convey, alien, enfeoff, mortgage, pledge, release, confirm, assign, transfer and set over unto the Trustee, its successors in the trust and its and their assigns, the following described property:

        1. All and singular its lands, real estate and any and every interest in lands or real estate wheresoever situate.

        2. All buildings, structures, machinery, apparatus and equipment situate upon the premises referred to above or appurtenant thereto or used in connection therewith, and all property of the Company used or useful in and about the business of manufacturing, transmitting and disposing of gas for light, heat, power or other purposes and consisting of, inter alia, gas works and plants, engines, furnaces, boilers, generators, machinery, shafting, belting, retorts, tanks, condensers, pumps, steam holders, gas holders, purifiers, scrubbers, tar extractors, separators, dehydrators, pressure regulators, blowers, compressors, motors, exhausters, tracks and sidings, oil-gas generators, expansions tanks, gas mains, pipes, gas transmissions systems, gas distribution systems, tunnels, service pipes, pipe line fittings, gates, valves, connections, implements, gas meters, lamps and all other appliances, instruments, equipment, stores, repair parts and the like, now owned by the Company, and all other property for similar uses hereafter in any way acquired by the Company or to which it may hereafter be entitled, it being hereby expressly agreed that any and all personal property covered by the foregoing description, whether or not located in or upon the real property of the Company, shall be considered as fixtures and appurtenances constituting part of the real property of the Company.

        3. All easements, rights of way, rights, franchises, contracts, permits, leases, licenses, privileges and appurtenances belonging or in any way appertaining to the premises and property hereinbefore referred to, or to any other property now owned by the Company or hereafter acquired by it, and every part thereof, or derived or acquired by the Company in any manner whatsoever; and all the reversions, remainders, revenues, rents, issues, and profits of all property at any time subject hereto and all the estate, right, title, interest, property, possession, claim, and demand whatsoever, as well at law as in equity, of the Company, of, in, and to the same and every part thereof.

        4. All other property of whatever kind and description, whether real or personal, now owned or which may at any time hereafter be acquired by the Company, and whether or not specifically described or referred to herein, excepting, however, all materials and supplies consumable in the operation of the properties of the Company, all merchandise and products acquired, manufactured, produced, or held for sale in the usual course of business, all automobiles and motor vehicles, and all cash, accounts receivable, stocks, bonds, notes, and other securities which are neither specifically pledged with the Trustee nor required by any provision of the Indenture to be pledged with the Trustee.

        5. All money, securities, or property of any kind which may at any time be paid, conveyed, assigned, transferred or delivered to the Trustee by the Company or any other person, to be held hereunder as additional security for all the Bonds, which money, securities, or property the Trustee is hereby authorized to receive and accept.

        UNDER AND SUBJECT to any excepted encumbrances of the character defined in Subdivision A of Section 3.04 of the Original
Indenture.

        TO HAVE AND TO HOLD the same unto the Trustee, its successors and assigns, forever.

        IN TRUST, nevertheless, for the benefit of the Trustee in respect of all reasonable compensation due it hereunder and all expenses and liabilities incurred by it pursuant hereto without negligence or bad faith, and for the equal and ratable benefit and security of the holders, present and future, of all Bonds at any time issued and outstanding under the Indenture, and for the enforcement of the payment thereof, when payable, and the performance and observance of the covenants and conditions contained in the Indenture, without preference, priority or distinction (except as otherwise herein specifically provided), of any one of such Bonds over any other of such Bonds by reason of priority in issue or acquisition or otherwise, so that, except as aforesaid, the principal (which term as used in this Twenty-First Supplement where the context requires includes the Redemption Price contained in the form of Bond hereinbefore set forth in the recitals contained in the Twenty-First Supplement if the Bond is called for redemption) of and interest on each Bond at any time issued and outstanding under the Indenture shall be equally and ratably secured hereby, as if all of such Bonds had been executed, authenticated, delivered, sold, and negotiated simultaneously with the execution and delivery hereof; and it is hereby covenanted and declared that all Bonds at any time issued and outstanding under the Indenture are to be issued, authenticated, and delivered, and that the mortgaged property is to be held by the Trustee, upon and subject to the covenants, conditions, uses and trusts as in the Original Indenture and in any supplemental indenture, including the Twenty-First Supplement, contained;

        PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid the principal of and interest on all said
Bonds, together with the premium, if any, payable on such of said Bonds as may have been called for redemption prior to maturity, or shall provide, as permitted by the Indenture, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon for principal, interest and premium, if any, and if the Company shall also pay or cause to be paid all other sums payable under the Indenture by it, then the Indenture, including the Twenty-First Supplement, and the estate and rights thereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

        IT IS HEREBY FURTHER COVENANTED, DECLARED AND AGREED by and between the Company and the Trustee for the benefit of those who shall hold Bonds of the Nineteenth Series, or any of them, as follows:

                                   ARTICLE I

                 DESCRIPTION OF BONDS OF THE NINETEENTH SERIES

        The Bonds of the Nineteenth Series shall be designated as "South Jersey Gas Company First Mortgage Bonds, 7.70% Series due 2027," and shall be issuable as fully registered Bonds, substantially in the form hereinbefore recited, but they may bear and contain such legends and modifications as may be required by law or as may be necessary to comply with requirements of any stock exchange or of any regulatory board, body or official. Except as provided in Section 2.11 of the Original Indenture, the aggregate principal amount of Bonds authorized by the Twenty-First Supplement is limited to $35,000,000, and except as aforesaid, and except for exchanges and transfers, the Company shall not execute and the Trustee shall not authenticate or deliver Bonds of the Nineteenth Series in excess of such aggregate principal amount.

        Except as otherwise provided in Section 2.11 of the Original Indenture, Bonds of the Nineteenth Series shall be dated and shall bear interest from the April 1 or October 1 next preceding the date of authentication thereof by the Trustee, except that if the authentication date is an interest payment date, such Bonds shall be dated, and shall bear interest from, the authentication date; provided, however, that if upon authentication of any Bonds of the Nineteenth Series upon the transfer or in exchange for other such Bonds or under Section
2.6 of the Twenty-First Supplement, interest on the Bonds of the Nineteenth Series shall be in default, the date from which such Bond shall bear interest shall be the date to which interest shall have been paid upon the Bonds transferred or surrendered in exchange for the Bond so authenticated; and provided further, however, that in the case of the authentication of Bonds of the Nineteenth Series upon an original issue hereunder, such Bonds may be dated the date of authentication thereof and in such case shall bear interest from such date of authentication.

        Bonds of the Nineteenth Series shall mature April 1, 2027, and shall bear interest on the unpaid principal amount thereof at the rate of 7.70% per annum (computed on the basis of a 360-day year of twelve 30-day months), payable on April 1 and October 1 in each year, commencing October 1, 1997, and shall bear interest payable on demand at the rate of 7.70% per annum
(computed on the basis of a 360-day year of twelve 30-day months) on any overdue principal and, to the extent permitted by applicable law, on any overdue interest, from the due date thereof, until the obligation of the Company with respect to the payment thereof shall be discharged. All payments of principal and interest shall be made at the corporate trust office of The
Bank of New York or its successor as Trustee under the Indenture, or at such other places as the Company may agree pursuant to Section 2.7 of the Twenty-First Supplement, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts.

        Bonds of the Nineteenth Series shall be issuable in denominations of $100,000 and in any integral multiple of $1,000 larger than $100,000; provided, however, that such Bonds may be issued in denominations of less than $100,000 when necessary to satisfy the requirements of Section 2.6 of the Twenty-First Supplement. Each Bond of such Series, and each of the authorized denominations, shall bear such appropriate distinguishing numbers and letters as may be adopted by the Company.

        Except as provided below, Bonds of the Nineteenth Series shall be transferable and exchangeable as to denominations and registered name upon the same terms and conditions as are applicable under Section 2.10 of the Original Indenture to fully registered Bonds of the Initial Series.

The Bonds of the Nineteenth Series may be presented to the Trustee in exchange for a global Bond in an aggregate principal amount equal to the aggregate principal amount of all outstanding Bonds of the Nineteenth Series (a "Global Bond"), to be registered in the name of a depository (the "Depository") which may include The Depository Trust Company, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Trustee. The Company upon any such presentation shall execute a Global Bond in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Original Indenture and this Twenty-First Supplemental Indenture. Payments on the Bonds of the Nineteenth Series issued as a Global Bond will be made to the Depository.

        A Global Bond may be transferred, in whole but not in part, only to another nominee of the Depository, or to a successor
Depository selected or approved by the Company or to a nominee of such successor Depository.

        If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if any time the Depository for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depository for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition as the case may be, the Company will execute, and the Trustee, upon written notice from the Company, will authenticate and deliver the Bonds of the Nineteenth Series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Bond in exchange for such Global Bond. In addition, the Company may at any time determine that the Bonds of the Nineteenth Series shall no longer be represented by a Global Bond. In such a event the Company will execute, and the Trustee, upon receipt of an Officer's Certificate evidencing such determination by the Company, will authenticate and deliver the Bonds of the Nineteenth Series in definitive registered form without coupons, in authorized denominations, and in aggregate principal amount equal to the principal amount of the Global Bond in exchange for such Global Bond. Upon the exchange of the Global Bond for such Bonds of the Nineteenth Series in definitive registered form without coupons, in authorized denominations, the Global
Bond shall be canceled by the Trustee. Such Bonds of the Nineteenth Series in definitive registered form issued in exchange for the Global Bond shall be registered in such name and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall in writing, instruct the Trustee. The Trustee shall deliver such Bonds to the Depository for delivery to the persons in whose names such Bonds are so registered.


                                   ARTICLE II

                       REDEMPTION OF AND SINKING FUND FOR
                         BONDS OF THE NINETEENTH SERIES


        SECTION 2.1. Bonds of the Nineteenth Series shall be subject to redemption, either as a whole or in part from time to time:

                (a) after February 29, 2012, and subject to any required approval of the Board of Public Utilities of New Jersey (the
"New Jersey BPU"), or any successor agency, at the election of the Company upon payment of an amount equal to the applicable percentage of the principal amount thereof specified under the heading "Redemption Price" in the tabulation contained in the form of Bond hereinbefore set forth in the recitals in the Twenty-First Supplement;

                (b) after February 29, 2012, upon payment of the principal amount thereof, through the operation of the sinking fund for the Bonds of the Nineteenth Series provided for in Section 2.2 of the Twenty-First Supplement;

                (c) upon payment of the principal amount thereof through the application pursuant to Subdivision C of Section 6.07 of the Original Indenture of proceeds from the condemnation of property subject to the lien of the Indenture, or proceeds of sale of such property to a governmental body or agency having the power of eminent domain made as a result of the threat (evidenced in writing by such body or agency) or condemnation of such property, but not through the application of money from any other source; or

                (d) by any combination of clauses (a), (b) and (c); together in each case with accrued interest to the date fixed for redemption. Except as set forth in this Section 2.1, the Bonds of the Nineteenth Series are not subject to redemption.

        SECTION 2.2. As further security for the Bonds of the Nineteenth Series and to create and maintain a sinking fund (herein referred to as the "sinking fund") for the benefit thereof, the Company covenants to pay in cash, so long as any of the Bonds of the Nineteenth Series remain outstanding, to the Trustee, on or before April 1 of each year, commencing April 1,

2012, and continuing to and including April 1, 2026, the sum of $2,187,500. For purposes of this Section 2.2, any redemption of less than all of the Bonds of the Nineteenth Series pursuant to
Section 2.1 of the Twenty-First Supplement shall be applied to principal payments in inverse order of their scheduled maturity.

        The Trustee shall select for redemption, in the manner set forth in Section 2.5 of the Twenty-First Supplement, such principal amount of Bonds of the Nineteenth Series as the amount of such sinking fund payment to be paid in cash on or before the next succeeding April 1 shall be sufficient to redeem. The Trustee shall certify to the Company the numbers of the Bonds selected and the portion of the principal amount of each Bond that is to be redeemed.

        The Trustee shall, not more than 60 nor less than 30 days in advance of such April 1, give, in the name of the Company, written notice that Bonds of the Nineteenth Series bearing the serial number specified have been called for redemption through the sinking fund, that they will be due and payable on such April 1 at the corporate trust office of the Trustee at a stated amount which shall be the principal amount thereof, together with accrued interest to said date, and that all interest thereon will cease to accrue after said date (unless the Company shall default in making such payment on said date). Such notice of redemption shall be given to the registered owners of Bonds which, or portions of which, are to be redeemed by mailing the same to such registered owners, at their respective addresses as the same appear on the registry books kept in accordance with
Section 2.10 of the Original Indenture.

        SECTION 2.3. The election of the Company to redeem any of the Bonds of the Nineteenth Series, other than through the sinking fund above provided for, shall be evidenced by a resolution of its Board of Directors calling all or a stated principal amount thereof for redemption on a stated date. At least 40 days prior to such redemption date (or at such later time as shall be satisfactory to the Trustee), the Company shall file with the Trustee a certified copy of such resolution. The Company shall on or before such redemption date deposit with the Trustee the total redemption price of all Bonds so called, with accrued interest thereon to the redemption date.

        If the Company elects to redeem less than all of the Bonds of the Nineteenth Series, the particular Bonds to be redeemed shall be selected by the Trustee in the manner set forth in Section
2.5 of the Twenty-First Supplement from the Bonds of the Nineteenth Series then outstanding. The Trustee shall certify to the Company the numbers of the Bonds selected and the portion of the principal amount of each Bond that is to be redeemed.

        The Trustee shall, not more than 60 nor less than 30 days in advance of such redemption date, give, in the name of the Company, written notice that Bonds of the Nineteenth Series bearing the serial numbers specified have been called for redemption, that they will be due and payable on such redemption date at the corporate trust office of the Trustee at a stated amount (which shall be the applicable redemption price), and that all interest thereon will cease to accrue after said date (unless the Company shall default in payment of the amount necessary to effect such redemption). If all the Bonds of the

Nineteenth Series be called, the notice shall so state and may omit the numbers thereof. The notice shall state that the Bonds will be payable at the stated redemption price, plus accrued interest to the redemption date. If the redemption date is an interest payment date, the notice may state that the interest payment due on such date will be paid in the usual manner. Such notice of redemption shall be given to the registered owners of Bonds which, or portions of which, are to be redeemed by mailing the same to such registered owners, at their respective addresses as the same appear on the aforementioned registry books.

        Before any money shall be applied by the Trustee to the redemption of Bonds under this Section, the Company shall deliver to the Trustee a certificate of the President or a Vice President of the Company stating that all conditions precedent provided for herein (including compliance with all applicable covenants) relating to such redemption have been complied with.

        SECTION 2.4.  Each Bond so called for redemption under either
Section 2.2 or Section 2.3 shall be due and payable at the places and price and on the date specified in such notice.
Subject to any agreement entered into pursuant to Section 2.7, beginning on the date when each Bond shall be due and payable as aforesaid, the holder thereof may present the same for redemption, in negotiable form, and the Trustee shall, out of the money deposited with it under the provisions of this Article, cause the same to be paid and redeemed; after said date (unless upon such presentation on or after the due date the Trustee shall have refused or failed to make such payment) all further interest shall cease to accrue thereon. In any case where the redemption date is an interest payment date, the interest payment due on such date on Bonds called for redemption may be paid in the usual manner.

        SECTION 2.5. Whenever less than all of the outstanding Bonds of the Nineteenth Series are to be redeemed, the principal amount of Bonds of the Nineteenth Series to be redeemed, shall be prorated among the holders of the Bonds of the Nineteenth
Series in the proportion, as nearly as practicable, that their respective holdings bear to the aggregate principal amount of Bonds of the Nineteenth Series outstanding on the date of selection. In making any proration pursuant to this provision, the Trustee may make such adjustment as it may determine, with the approval of the Company, to the end that the principal amount prorated to each holder of Bonds shall be in each instance $1,000 or an integral multiple thereof.

        SECTION 2.6. If only a part of any fully registered Bond shall be selected by the Trustee in the manner set forth in Section
2.5 of the Twenty-First Supplement, the notice of redemption hereinbefore provided for shall specify the distinctive number of such Bond and the portion of the principal amount thereof to be redeemed. Upon surrender of such Bond for partial redemption and upon payment of the portion so called for redemption, a new Bond or Bonds of the Nineteenth Series, in aggregate principal amount equal to the unredeemed portion of such surrendered Bond, shall be executed by the Company, authenticated by the Trustee, and delivered to the registered owner thereof, without expense to such holder.

        SECTION 2.7. The Company may enter into an agreement with the registered owners of any Bond of the Nineteenth Series (or prospective registered owner of any such Bond) providing for the payment without the surrender of such Bond to such registered owner (or to such prospective registered owner, upon becoming a registered owner of any such Bond) of the principal of and the premium, if any, and interest on such Bond or any part thereof at a place other than the offices or agencies therein specified, and for the making of notation as to principal payments, if any, on such Bond by such registered owner or by any agent of the Company or of the Trustee. A copy of any such agreement shall be filed with the Trustee. The Trustee is authorized to approve any such agreement, and shall thereafter make all payments on such Bond as provided in such agreement. The Trustee shall not be liable for any act or omission to act on the part of the Company, any such registered owner or any agent of the Company in connection with any such agreement.

        SECTION 2.8. So long as any of the Bonds of the Nineteenth Series shall remain outstanding, upon any application by the Trustee of funds from sources described in Section 2.1 (c) of the Twenty-First Supplement to the redemption of Bonds pursuant to Subdivision C of Section 6.07 of the Original Indenture, if less than all Bonds of all Series then outstanding are to be redeemed, a principal amount of Bonds of the Nineteenth Series shall be redeemed by the application of a portion of such funds, such portion to be determined by multiplying the total amount of such funds so to be applied by a fraction the numerator of which shall be the aggregate amount required for the redemption, pursuant to Subdivision C of Section 6.07 (exclusive of accrued interest, if any), of all of the Bonds of the Nineteenth Series outstanding on the date of the selection for such redemption and the denominator of which shall be the aggregate amount required for the redemption, pursuant to such Subdivision C of Section
6.07 (exclusive of accrued interest, if any), of all of the Bonds of all Series outstanding on such date; provided, however, that nothing in this Section 2.8 shall restrict the manner (pro rata, by lot or otherwise) by which the remaining balance of such funds shall be applied to the redemption of Bonds of any Series other than the Nineteenth Series.

        SECTION 2.9. Bonds paid or retired by the use of any money subject to the lien of the Indenture, or by the operation of the sinking fund provided for in this Article II, or by the operation of any replacement, purchase, or other analogous fund, or made the basis of a credit against the obligations of the Company under any sinking, replacement, purchase, or other analogous fund, may thereafter be made the basis of the authentication of a like principal amount of Bonds of any Series under the provisions of Section 3.06 of the Original Indenture.

        SECTION 2.10. To the extent the Company shall elect to include the same, the principal amount of Bonds redeemed by the operation of the sinking fund provided for in this Article II
(whether through mandatory sinking fund payments or voluntary sinking fund payments) shall be included among the Bonds purchased, paid or otherwise acquired or retired by the Company specified in Section 5.19(A)(3) of the Original Indenture.

                                  ARTICLE III


                      ADDITIONAL COVENANTS OF THE COMPANY

        SECTION 3.1. So long as any Bonds of the Nineteenth Series shall remain outstanding, the Company will not declare or pay any dividend on any shares of its Common Stock (other than dividends payable in shares of its Common Stock) or make any distribution on such shares, or purchase or otherwise acquire any such shares (except shares acquired without cost to the Company), or advance any amount to or invest any amount in the property, securities or indebtedness of, or guarantee any indebtedness of, any subsidiary if, after giving effect to such action, the sum of the aggregate amounts so declared, paid, distributed, purchased, acquired, advanced, invested or guaranteed after December 31, 1996 would exceed the aggregate net income of the Company available for dividends on its Common Stock earned after such date plus the sum of $51,000,000. For the purposes of this Section 3.1, "subsidiary" shall mean any corporation directly or indirectly controlled by or under common control with the Company.

        For the purpose of calculating the requirements of this Section, the net income of the Company available for dividends on its Common Stock shall be determined in accordance with such system of accounts as may be prescribed by any governmental authority having jurisdiction in the premises or in the absence thereof in accordance with generally accepted accounting principles as in effect at such time; provided, however, that
(a) the deductions for depreciation or renewal or replacement reserves in respect of each year shall be the amount taken therefor on the accounts of the Company or the amount required to be stated in item (1) of the Replacement Fund Certificate to be filed under Section 5.19 of the Original Indenture with respect to the period ending at the close of such year, whichever be greater, and (b) no deduction or adjustment shall be made from gross income for or in respect of (i) expenses in connection with the redemption or retirement of any securities issued by the Company, including any amount paid in excess of the principal or par or stated value of securities redeemed or retired, and, if such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest on the securities redeemed or retired from the date on which the funds required for such redemption or retirement shall be deposited in trust for such purpose to the date of such redemption or retirement, (ii) profits or losses from sales of capital assets or taxes in respect of such profits, (iii) any adjustments to retained earnings (including tax adjustments) applicable to any period prior to January 1, 1997, (iv) charges for the write-off of unamortized debt discount and expense carried on the books of the Company at December 31, 1996, or (v) charges for the write-off or write-down of the amount at which any property of the Company was carried on its books at December 31, 1996, to the extent that the same shall be approved by, or be made pursuant to any rule, regulation, or order of, any governmental authority having jurisdiction in the premises and shall not be required by such authority to be charged against earnings accumulated after December 31, 1996.

        SECTION 3.2. So long as any Bonds of the Nineteenth Series shall remain outstanding, the Company will satisfy its obligations under the Replacement Fund provided for in Section

5.19 of the Original Indenture first through the use of all available property additions and retired Bonds of any Series and then, if and only to the extent that said property additions and retired Bonds are not sufficient to satisfy such obligations, through the use of cash.

        SECTION 3.3. So long as any Bonds of the Nineteenth Series shall remain outstanding, in the event that the Company shall consolidate or merge with or into any corporation or corporations, or the Company shall transfer all of its property and franchises to any other corporation, the corporation formed by any such consolidation, or into which the Company shall be so merged, or which shall acquire such property of the Company, shall be a corporation incorporated under the laws of the United States, any State or the District of Columbia.

        SECTION 3.4. So long as any Bonds of the Nineteenth Series shall remain outstanding, no owner of any portion of the mortgaged property will be entitled to any credit against interest payable on any Bonds by reason of the payment of any tax on such property.


                                   ARTICLE IV

           ISSUE AND AUTHENTICATION OF BONDS OF THE NINETEENTH SERIES

        Upon compliance by the Company with the requirements of the Indenture, including the Twenty-First Supplement, for the issuance of additional Bonds, Bonds of the Nineteenth Series up to an aggregate principal amount of $35,000,000 may forthwith, or from time to time, be executed by the Company and delivered to the Trustee, and the Trustee shall thereupon authenticate and deliver said Bonds in accordance with the provisions of Article
III of the Original Indenture. The signature of the officers of the Company on Bonds of the Nineteenth Series may be by facsimile if so authorized by the Company's Board of Directors.


                                   ARTICLE V


                      AMENDMENT TO THE ORIGINAL INDENTURE

        SECTION 5.1. Section 3.06. of the Original Indenture shall be amended to delete paragraph (2) of subsection A thereof, so that such Section shall thereafter read in full as follows:

                "SECTION 3.06. ADDITIONAL BONDS CONDITIONS FOR AUTHENTICATION ACQUISITION OR REFUNDING OF BONDS ISSUED HEREUNDER. Whenever
any Bonds shall have been acquired, paid, or retired by the

Company, or whenever the Company shall have made provision for the payment of any Bonds (as such provision for payment is defined in Article I), or shall surrender any Bonds to the Trustee, thereupon or at any time thereafter additional Bonds shall be authenticated and delivered by the Trustee in a principal amount not exceeding the principal amount of the Bonds so acquired, paid, retired, surrendered, or for the payment of which such provision shall have been made, upon application by the Company and upon compliance with the following conditions, in addition to those specified in Section 3.03:

                A. Any Bonds so acquired, paid, retired or surrendered, or for which payment shall have been so provided, may, when deposited with the Trustee as below provided in Subdivision B, be uncancelled or may have been cancelled; provided, however, that in respect of any which shall have been cancelled prior to or concurrently with the application for such authentication (and, for the purposes of this Subdivision A, in case payment shall have been so provided for such Bonds, the same shall be deemed to have been cancelled upon the date of such provision for payment) no Bond shall have been authenticated in lieu thereof or in exchange therefor or by virtue of the acquisition, payment, retirement, cancellation, or such provision for payment thereof; nor shall any money have been withdrawn hereunder by virtue of such acquisition, payment, retirement, cancellation, or provision.

                B. There shall be delivered to the Trustee the following documents:

        (1) The Bonds so acquired, paid, retired, or surrendered. Any of such Bonds which shall be uncancelled shall be in negotiable form or accompanied by proper instruments of assignment and transfer, and shall be accompanied by all unmatured coupons, if any, appertaining thereto. In the case of any Bonds for which payment shall have been so provided, such Bonds shall not then be required to be deposited, but in lieu thereof the Company shall deliver to the Trustee a statement describing the same;
thereafter, upon payment of such Bonds, the same shall forthwith be delivered to the Trustee for cancellation. In the case of any Bonds which shall have been paid or retired or surrendered and which shall have theretofore been cancelled and cremated by the Trustee, such Bonds shall not be required to be deposited, but in lieu thereof the Company shall deliver to the Trustee a statement describing the same and specifying the date upon which the same were paid or retired or surrendered and were cancelled and cremated.

        (2) If the Bonds so deposited shall be cancelled Bonds, or if in lieu of such deposit of Bonds a statement by the Company shall be delivered as provided in subparagraph (1) of this Subdivision B, a certificate by the President or a Vice-President of the Company, stating such facts in connection therewith as may reasonably be required to show compliance with the conditions specified in Subdivision A.

                C. If the Bonds so acquired, paid, retired, surrendered, or the payment of which has been so provided for, shall not at any time theretofore have been bona fide issued by the Company, and if they shall bear interest at a lower rate per annum than the new Bonds the authentication of which is then applied for, the net earnings condition specified in Subdivision C of Section
3.04 shall be complied with, and the Company shall deliver to the Trustee (i) a net earnings certificate, conforming to the provision of Subdivision E (3) of Section 3.04, showing the fixed charges and net earnings of the Company in such reasonable detail as may be required to show compliance with said condition, (ii) an opinion of counsel conforming to the provisions of Subdivision E (4) (b) of Section 3.04, and (iii) a certificate by the trustee or mortgagee of each prior lien conforming to the provisions of Subdivision E (5) of Section
3.04"

        SECTION 5.2. The foregoing amendment to Section 3.06 of the Original Indenture shall become effective upon the earlier to occur of the following:

                (a) the date as of which no Bonds remain outstanding that where part of a series of Bonds initially issued prior to the issuance of Bonds of the Nineteenth Series;

                (b) the date as of which a supplemental indenture to the Indenture is executed by the Company and the Trustee setting forth the foregoing amendment to Section 3.06 of the Original
Indenture, after the holders of at least 66 2/3% of the Bonds then outstanding have consented to and approved the execution of such supplemental indenture, all in accordance with Article X and the other relevant provisions of the Original Indenture.

        SECTION 5.3. Each holder of any Bonds of the Nineteenth Series, by the acceptance by such holder of such Bonds, (a) consents to and approves the foregoing amendment to Section 3.06 of the Original Indenture, and consents to and approves the execution by the Company and the Trustee of a supplemental indenture to the Indenture setting forth such amendment, and (b) agrees to execute such instrument or instruments as may be requested by the Company or the Trustee to evidence such consent and approval in accordance with Section 10.02 of the Original Indenture.


                                   ARTICLE VI

                             CONCERNING THE TRUSTEE

        SECTION 6.1. The Trustee, for itself and its successors in said trusts, hereby accepts the trust hereby provided and agrees to perform the same upon the terms and conditions contained in the Indenture, including the Twenty-First Supplement. The
Trustee shall not be responsible in any manner whatsoever for the recitals in the Twenty-First Supplement.

        SECTION 6.2. So long as any Bonds of the Nineteenth Series shall remain outstanding, any successor trustee to the Trustee shall at all times be a corporation which shall have at all times a combined capital and surplus of not less than $100,000,000. If any such successor trustee publishes reports of condition annually, pursuant to law or to the requirements of a supervising or examining authority, the combined capital and surplus of such successor trustee at any time for the purposes of this Section shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.


                                  ARTICLE VII

                          CONCERNING EVENTS OF DEFAULT

        SECTION 7.1. So long as any Bonds of the Nineteenth Series shall remain outstanding, the following shall constitute events of default within the meaning of Section 9.02 of the Original
Indenture (in addition to the events of default set forth in Section 9.02 of the Original Indenture):

                (a) If the Company shall default in the payment of any portion of the principal of any Bond of the Nineteenth Series, as and when the same shall have made due, whether at the stated maturity thereof or upon proceedings for redemption (pursuant to the provisions of any sinking, replacement, purchase or other analogous fund established in the Original Indenture or in the Twenty-First Supplement or pursuant to any optional or other redemption) or otherwise; provided, however, that in the event the Company and the Trustee shall have taken all action required to be taken so that each such payment of principal by means of wire transfer could reasonably be expected to be effective on the due date thereof, but nevertheless, any such transfer shall not have been credited to the account of a registered owner of Bonds of the Nineteenth Series to whom such payment is required to be made effective as of the due date, the Company shall not be deemed to have defaulted upon the obligation to make such payment until the expiration of five days following said due date;

                (b) if the Company shall default in the payment of any installment of interest due on any Bond of the Nineteenth Series and such default shall continue for a period of 10 days; or

                (c) if the Company shall default in the performance of or compliance with any covenant, condition or term contained in the

Indenture, including the Twenty-First Supplement, and such default shall continue for 30 days after the Company shall have knowledge thereof.

        SECTION 7.2. So long as any Bonds of the Nineteenth Series shall remain outstanding, the Company covenants that if at any time or times or from time to time an event of default referred to in Section 7.1 of the Twenty-First Supplement shall occur, the Company will, on demand of the Trustee, forthwith pay to the Trustee, for the benefit of all holders of Bonds then outstanding under the Indenture, a sum equal to the total amount then due for principal and interest on all Bonds then outstanding under the Indenture, with interest thereon (to the extent that payment of such interest is enforceable under applicable law) in accordance with the terms of the respective Bonds.

        Should said sum not be so paid to the Trustee, it shall be entitled, at any time or times and from time to time, in its own name and as Trustee of an express trust and without the possession or production of any Bonds of any Series or coupons, to recover judgment for the same against the Company or any other obligor upon such Bonds.


                                  ARTICLE VIII

                                 MISCELLANEOUS

        SECTION 8.1. As supplemented and amended by the Twenty-First Supplement, the Indenture is in all respects ratified and confirmed, and the Indenture, including the Twenty-First
Supplement, shall be read as one instrument. All terms used in the Twenty-First Supplement shall have the same meaning as used elsewhere in the Indenture except where the context clearly indicates otherwise.

        SECTION 8.2. The Twenty-First Supplement has been dated as of March 1, 1997 for convenience. The date of actual execution hereof by each of the parties is the date shown by the acknowledgment of execution hereof by its officers.

        SECTION 8.3. The Twenty-First Supplement may be executed in several counterparts, each of which shall be considered an original and all collectively as but one instrument.

        SECTION 8.4. The approval of the New Jersey BPU of the execution and delivery of these presents, and of the issue of any Bonds of the Nineteenth Series, shall not be construed as approval of said New Jersey BPU of any other act, matter or thing which requires approval of said New Jersey BPU under the laws of the States of New Jersey; nor shall the approval of said New Jersey BPU of the issue of any such Bonds bind said New Jersey BPU or any other public body or authority of the State of New Jersey having jurisdiction in the premises in any future application for the issuance of Bonds under the Indenture.

        IN WITNESS WHEREOF, the Company and the Trustee have caused these presents to be duly executed under the respective corporate seals by their respective proper officers, all duly authorized thereunto, and have caused these presents to be dated as of the day and year first above written.



                                                SOUTH JERSEY GAS COMPANY



                                                By:     /s/ William F. Ryan
                                                        William F. Ryan
                                                        President



ATTEST:

                                                        [SEAL]



/s/ G. L. Baulig
G. L. Baulig
Secretary
                                                THE BANK OF NEW YORK


                                                By:   /s/ Bruce C.  Vecchio


ATTEST:                                         [SEAL]

/s/ Alison R. Migliaccio

STATE OF NEW JERSEY     :
                        :       ss:
COUNTY OF ATLANTIC      :



        Be it remembered, that on this March 18, before me, a Notary Public of New Jersey, personally appeared William F. Ryan, who,
I am satisfied, is President of South Jersey Gas Company, one of the corporations named in the foregoing deed or instrument, and I having first made known to him the contents thereof, he acknowledged that he had signed the same as such officer for and on behalf of such corporation, that the same was made by such corporation as its voluntary act and deed, and sealed with its corporate seal, by virtue of authority of its board of directors, and that he has received, without charge, a true copy of said foregoing deed or instrument. All of which is hereby certified.



Eleanor Merighi                 /s/ Eleanor Merighi
Notary Public                   Notary Public of New Jersey
New Jersey

                                My Commission Expires:  May 2, 1999



STATE OF NEW JERSEY     :
                        :       ss
COUNTY OF MERCER        :



        Be it remembered, that on this ___________, before me, a Notary Public of New Jersey, personally appeared, who, I am satisfied, is an Assistant Vice President of The Bank of New York, one of the corporations named in the foregoing deed or instrument, and I have first made known to him the contents thereof, he acknowledged that he had signed the same as such officer for and on behalf of such corporation, that the same was made by such corporation as its voluntary act and deed, and sealed with its corporate seal, by virtue of authority of its board of directors. All of which is hereby certified.



                                            /s/ Serina L. Pedano
                                            Notary Public of New Jersey


                                            My Commission Expires:

                                                      SERINA L.  PEDANO
                                             Notary Public, State of New Jersey
                                                        No.  2192036
                                                Qualified in Passaic County
                                              Commission Expires July 31, 2001

        The within Twenty-First Supplemental Indenture has been recorded and filed as follows:

                              Date of
         County             Recordation       Book       Page

New Jersey:

        Atlantic
        Burlington
        Camden
        Cape May
        Cumberland
        Gloucester
        Salem